Exhibit 3.1

100M-C. D. ARO-3 Rev. 12-80: 160411

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Peter Karl Wirth	One Beacon Street Boston, Massachusetts 02108
107633

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.	The name by which the corporation shall be known is:

Cambridge Bancorp

2.	The purpose for which the corporation is formed is as follows:

To acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in financial institutions, including, without limitation, banks, trust companies, savings banks, national banking associations, savings and loan associations, industrial banks, investment banks, service banks, safe deposit companies, credit unions, and mutual trust investment companies, located within or without the Commonwealth of Massachusetts, and to acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in any other companies, corporations, partnerships, trusts, unincorporated associations, joint stock associations and other entities which are engaged in activities related to the business of banking.

To engage in, carry on, conduct, and participate in activities, enterprises and businesses permitted to be engaged in, carried on, conducted and participated in by bank holding companies under applicable provisions of law.

To engage generally in any business which may lawfully be carried on by a corporation formed under Chapter 156B of the General Laws of Massachusetts.

82-357031

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT

Preferred				$

Common		1,000,000	$1.00		$1,000,000

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

*6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet 2-A

* If there are no provisions state "None".

Continuation Sheet 2-A

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(a) Meetings of the stockholders may be held anywhere within the United States.

(b) No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder in such other corporation, association or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director or partner of such other corporation, association or partnership.

(c) The corporation may be a partner in any business enterprise which it would have power to conduct itself.

(d) The by-laws may provide that the directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization or the by-laws requires action by the stockholders.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a. The post office address of the initial principal office of the corporation of Massachusetts is:

1336 Massachusetts Avenue, Cambridge, Massachusetts 02138

b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

NAME	RESIDENCE	POST OFFICE ADDRESS

President: Lewis H. Clark		1336 Massachusetts Avenue Cambridge, MA 02138

Treasurer: Robert F. Doyle		1336 Massachusetts Avenue Cambridge, MA 02138

Clerk: James F. Dwinell III		1336 Massachusetts Avenue Cambridge, MA 02138

Directors: Lewis H. Clark		1336 Massachusetts Avenue Cambridge, MA 02138

Paul D. Littlefield		1336 Massachusetts Avenue Cambridge, MA 02138

David B. Wray		1336 Massachusetts Avenue Cambridge, MA 02138

c. The date initially adopted on which the corporation's fiscal year ends is:

December 31

d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Second Monday in April

e. The name and business address of the resident agent. if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this twentieth day of December 1982

/s/ Peter Karl Wirth
Peter Karl Wirth

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECREATRY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G. L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Peter Karl Wirth	One Beacon Street Boston, Massachusetts 02108

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s):

1.	The name by which the corporation shall be known is:

Cambridge Bancorp

2.	The purpose for which the corporation is formed is as follows:

To acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in financial institutions, including, without limitation, banks, trust companies, savings banks, national banking associations, savings and loan associations, industrial banks, investment banks, service banks, safe deposit companies, credit unions, and mutual trust investment companies, located within or without the Commonwealth of Massachusetts, and to acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in any other companies, corporations, partnerships, trusts, unincorporated associations, joint stock associations and other entities which are engaged in activities related to the business of banking.

To engage in, carry on, conduct, and participate in activities, enterprises and businesses permitted to be engaged in, carried on, conducted and participated in by bank holding companies under applicable provisions of law.

To engage generally in any business which may lawfully be carried on by a corporation formed under Chapter 156B of the General Laws of Massachusetts.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT

Preferred				$

Common		1,000,000	$1.00		$1,000,000

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

*6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet 2-A

*If there are no provisions state "None".

Continuation Sheet 2-A

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(a) Meetings of the stockholders may be held anywhere within the United States.

(b) No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder in such other corporation, association or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction.Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director or partner of such other corporation, association or partnership.

(c) The corporation may be a partner in any business enterprise which it would have power to conduct itself.

(d) The by-laws may provide that the directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization or the by-laws requires action by the stockholders.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a. The post office address of the initial principal office of the corporation of Massachusetts is:

1336 Massachusetts Avenue, Cambridge, Massachusetts 02138

b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

NAME	RESIDENCE	POST OFFICE ADDRESS

President: Lewis H. Clark		1336 Massachusetts Avenue Cambridge, MA 02138

Treasurer: Robert F. Doyle		1336 Massachusetts Avenue Cambridge, MA 02138

Clerk: James F. Dwinell III		336 Massachusetts Avenue Cambridge, MA 02138

Directors: Lewis H. Clark		1336 Massachusetts Avenue Cambridge, MA 02138

Paul D. Littlefield		1336 Massachusetts Avenue Cambridge, MA 02138

David B. Wray		1336 Massachusetts Avenue Cambridge, MA 02138

c. The date initially adopted on which the corporation's fiscal year ends is:

December 31

d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Second Monday in April

e. The name and business address of the resident agent, if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this twentieth day of December 1982

/s/ Peter Karl Wirth
Peter Karl Wirth

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles: and the filing fee in the amount of $          having been paid, said articles are deemed to have been filed with me this              day of           19

Effective date

MICHAEL JOSEPH CONNOLLY

Secretary of State

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO BE FILLED IN BY CORPORATION

TO:	Peter Karl Wirth, Esquire Palmer & Dodge

One Beacon Street

Boston, Massachusetts 02108

Telephone (617) 227-4400

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws. Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

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